                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                 ACT OF 1934
                               (AMENDMENT NO.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

        [_] Preliminary Proxy Statement

        [X] Definitive Proxy Statement

        [_] Definitive Additional Materials

        [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             Union Pacific Corp.
              (Name of Registrant as Specified In Its Charter)

                             Union Pacific Corp.
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

        [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
            or 14a-6(j)(2).

        [_] $500 per each party to the controversy pursuant to Exchange Act
            Rule 14a-6(i)(3).

        [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

            (4) Proposed maximum aggregate value of transaction:
        --------
       *Set forth the amount on which the filing is calculated and state how it was determined.

        [_] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1) Amount previously paid:

            (2) Form, Schedule or Registration Statement No.:

            (3) Filing Party:

            (4) Date Filed:

        Notes:

              (LOGO OF UNION PACIFIC CORPORATION APPEARS HERE)

DREW LEWIS
CHAIRMAN                                             March 22, 1994

Dear Stockholder:

"Done!"

Never again in the history of our country has one word said so much as that simple message transmitted across the telegraph wires on May 10, 1869, heralding the joining of the Union Pacific and the Central Pacific at Promontory Summit, Utah, as the nation's first trans-continental railroad. The hardship, the struggle, the surmounting of weather, terrain and the most primitive of conditions to build a railroad through the wilderness all seem to demand that more should have been said. However, nothing in the many volumes written since has been more poignant and, on reflection, perhaps more appropriate in expressing the spirit of the occasion than the word sent out that day.

Promontory, of course, proved to be just the beginning. How far Union Pacific has come in the 125 years since then, surviving financial crises in the late 1800's, hauling people and products to a developing West, providing strategic support through two World Wars and weathering strong competition in modern times to exhibit the strength and stability in evidence today. We are justifiably proud of the modern Union Pacific, and yet we never lose sight of the importance of those roots so tentatively planted at Promontory so long ago.

We will gather at the Golden Spike National Historic Site near Promontory (see map on reverse) this coming May 10 to observe the 125th anniversary of the joining of the rails. We will also convene in Salt Lake City on May 11 at the Little America Hotel, 500 South Main Street, for the Annual Meeting of Stockholders of Union Pacific Corporation, as detailed in the accompanying Notice of Annual Meeting and Proxy Statement. It is our hope that many of you will be there with us to honor our beginnings and to celebrate our present and future as we relive the spirit of that message of long ago, taking pride in our accomplishments and looking forward to the challenges that lie ahead.

                                   Sincerely,

                                   (SIGNATURE OF
                                    DREW LEWIS
                                    APPEARS HERE)

   A 6-1/2 inch by 2-3/4 inch map showing the northeastern corner of the State of Utah, the southwestern corner of the State of Wyoming and the southeastern corner of the State of Idaho and showing such geographical points as Salt Lake City, the Great Salt Lake, Ogden, Brigham City, Corinne and Promontory Summit in the State of Utah; and a 6-1/2 inch by 2-1/4 inch detail map of the Golden Spike National Historic Site near Promontory Summit, Utah.

               DIRECTIONS TO GOLDEN SPIKE NATIONAL HISTORIC SITE
  Golden Spike National Historic Site is 32 miles west of Brigham City. Southbound travelers on I-84 use Exit 26 and drive south on Utah 83 to Lampo Junction. Turn right and follow signs to Visitor Center (8 miles). Other interstate travelers use Exit 368 off I-15 and drive west on Utah 13 and 83 through Corinne to Lampo Junction. Turn left and follow signs to Visitor Center.

  For additional information concerning the Golden Spike Ceremony, please contact the Golden Spike National Historic Site, P.O. Box 897, Brigham City, Utah 84382; Telephone (801) 471-2209.

(LOGO OF UNION PACIFIC                                NOTICE OF ANNUAL MEETING
CORPORATION APPEARS HERE)                                      OF STOCKHOLDERS

Martin Tower
Eighth and Eaton Avenues
Bethlehem, PA 18018
                                                                  March 22, 1994
To the Stockholders:

  You are hereby notified that the 1994 Annual Meeting of Stockholders of Union Pacific Corporation, a Utah corporation (the Company), will be held at the Little America Hotel, Salt Lake City, Utah, at 8:30 A.M., Mountain Daylight Time, on Wednesday, May 11, 1994 for the following purposes:

  (1) to elect six directors, each to serve for a term of three years;

  (2) to ratify the appointment of Deloitte & Touche as the independent certified public accountants of the Company; and

to transact such other business as may properly come before the Annual Meeting or any adjournment thereof; all in accordance with the accompanying Proxy Statement.

  Only stockholders of record at the close of business on March 3, 1994 are entitled to notice of and to vote at the Annual Meeting.

  Stockholders are urged to date, sign and return the enclosed proxy promptly, whether or not they expect to attend the meeting in person.

                                               J. L. SWANTAK
                                               Vice President and Secretary

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.
   (The enclosed return envelope requires no postage if mailed in the United
                                    States.)
LOGO

                           UNION PACIFIC CORPORATION

                                PROXY STATEMENT

         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 1994

                                                                  March 22, 1994

  This Proxy Statement is being furnished to stockholders of Union Pacific Corporation, a Utah corporation (the Company), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (Annual Meeting) to be held on May 11, 1994 for the purpose of considering and voting upon the matters set forth in the accompanying notice of the Annual Meeting. The first date on which this Proxy Statement and the accompanying form of proxy are being sent to stockholders of the Company is March 22, 1994.

  The close of business on March 3, 1994, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date there were 205,086,336 shares of Common Stock (Common Stock) of the Company outstanding, exclusive of shares held in the treasury of the Company which may not be voted. On the record date no person owned of record or was known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

  Except in the election of directors, holders of shares of Common Stock are entitled to one vote for each share registered in their respective names. In the election of directors, stockholders may vote cumulatively and, at the Annual Meeting, are entitled to six votes for each share of Common Stock registered in their respective names, i.e., as many votes per share as there are directors to be elected. A stockholder may allocate votes to or among one or more nominees for director in any manner desired. Unless the stockholder specifies otherwise, the persons named in the enclosed proxy will allocate their votes in their discretion among the Board of Directors' nominees for director for whom they are authorized to vote. On all matters considered at the Annual Meeting, abstentions and broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present.

  All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. The Company has no knowledge of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting for action, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by providing written notice of such revocation to the Secretary of the Company, by submitting a validly executed later-dated proxy or by attending the meeting and voting in person. The mere presence of a stockholder at the Annual Meeting, however, will not constitute a revocation of a previously submitted proxy.

  The Company will bear the costs of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. In addition, D. F. King & Co., Inc., 77 Water Street, New York, N.Y. 10005 has been engaged to solicit proxies for the Company. The anticipated fees of D. F. King & Co., Inc. are $14,500 plus certain expenses.

STOCKHOLDER PROPOSALS

  Stockholders desiring to submit a proposal for consideration for inclusion in the Company's proxy statement and form of proxy relating to the 1995 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposal and provide any statement in support thereof in writing by November 22, 1994.

                           ELECTION OF SIX DIRECTORS

  Unless authority to do so is withheld, the management intends to vote the enclosed proxy at the Annual Meeting for the election of the six nominees for director named herein, all of whom are presently directors of the Company. It is intended to elect the nominees for director to hold office for the term shown below or until their successors are elected. If any nominee for director for any reason should become unavailable for election, it is intended that discretionary authority will be exercised by the persons named in the enclosed proxy in respect of the election of such other person as the Board of Directors shall nominate. The Board of Directors is not aware of any circumstances likely to cause any nominee for director to become unavailable for election. The six nominees for director receiving the highest number of votes cast at the Annual Meeting will be elected.

  As of March 3, 1994 all directors and executive officers as a group beneficially owned 1,518,180 shares of Common Stock, representing 0.74% of the outstanding Common

Stock, of which 841,900 are shares with respect to which such persons have the right to acquire beneficial ownership within 60 days pursuant to stock options. No director or nominee for director beneficially owned more than 0.15% of the outstanding Common Stock, or any of the Company's 4 3/4% convertible debentures.

  The following tables set forth certain information on the nominees for director and the directors continuing in office, including Common Stock beneficially owned as of March 3, 1994.

Nominees for Term Expiring in 1997

                NAME AND PRINCIPAL OCCUPATION          DIRECTOR     COMMON
                        OR EMPLOYMENT                   SINCE       STOCK
                -----------------------------          --------     ------
        Spencer F. Eccles, /2/,/3/                       1976     9,200 shares(a)
         Chairman and Chief Executive Officer, First
          Security Corporation, bank holding company,
(PHOTO)   Salt Lake City, Utah. Director, Anderson
          Lumber Co., First Security Bank of Utah,
          Zion's Cooperative Mercantile Institution.
          Age 59.


        William H. Gray, III, /3/,/4/                    1991     1,400 shares
         President, United Negro College Fund, edu-
          cational assistance, New York, N.Y. Direc-
(PHOTO)   tor, Chase Manhattan Corp., Lotus Develop-
          ment Corp., MBIA Inc., Prudential Insurance
          Company of America, Rockwell International
          Corporation, Scott Paper Company, Warner
          Lambert Company, Westinghouse Electric Cor-
          poration. Age 52.

        Judith Richards Hope, /1/,/2/,/4/                1988     4,000 shares
         Senior Partner, Paul, Hastings, Janofsky &
          Walker, law firm, Los Angeles, California
(PHOTO)   and Washington, D.C. Director, The Budd
          Company, General Mills, Inc., International
          Business Machines Corp., Russ Reynolds &
          Associates, Zurich Reinsurance Center Hold-
          ings, Inc. Member, The Harvard Corporation
          (The President and Fellows of Harvard Col-
          lege). Age 53.


                 NAME AND PRINCIPAL OCCUPATION            DIRECTOR     COMMON
                         OR EMPLOYMENT                     SINCE       STOCK
                 -----------------------------            --------     ------
        John R. Meyer, /1/,/2/,/3/                          1978     8,358 shares
         Professor, Harvard University, Cambridge, Mas-
          sachusetts. Director, Brattle Group Inc., The
(PHOTO)   Dun & Bradstreet Corporation, Rand McNally
          Co., Inc. Trustee, Mutual Life Insurance Com-
          pany of New York. Age 66.


        Robert W. Roth, /1/,/2/                             1972     7,200 shares
         Retired President and Chief Executive Officer,
          Jantzen, Inc., sportswear manufacturer, Port-
(PHOTO)   land, Oregon. Director, Portland General Elec-
          tric Company. Age 70.


        Richard D. Simmons, /1/,/4/                         1982     3,623 shares
         President, International Herald Tribune, commu-
          nications, Washington, D.C. Director, Interna-
(PHOTO)   tional Herald Tribune, J. P. Morgan & Co., In-
          corporated, Morgan Guaranty Trust Company of
          New York, The Washington Post Company. Age 59.

- ---------

 1. Member of the Executive Committee.

 2. Member of the Audit Committee.

 3. Member of the Finance and Corporate Development Committee.

 4. Member of the Compensation, Benefits and Nominating Committee.

(a) In addition, 42,680 shares of Common Stock are held by trusts of which Mr. Eccles is sole trustee or under powers of attorney granted to Mr. Eccles.

                         DIRECTORS CONTINUING IN OFFICE

  The following directors are continuing in office for the respective periods indicated or until their successors are elected. Each of these directors has been elected to hold such office by the stockholders of the Company.

Term Expiring in 1995

                NAME AND PRINCIPAL OCCUPATION          DIRECTOR     COMMON
                        OR EMPLOYMENT                   SINCE       STOCK
                -----------------------------          --------     ------
        Robert P. Bauman, /3/,/4/                        1987     3,200 shares
         Chief Executive, SmithKline Beecham p.l.c.,
          pharmaceuticals and consumer products, Par-
(PHOTO)   sippany, New Jersey. Director, Capital
          Cities/ABC, Inc., CIGNA Corporation,
          Reuters Holdings p.l.c., SmithKline Beecham
          p.l.c. Age 62.


        Elbridge T. Gerry, Jr., /1/,/2/,/3/              1986     4,087 shares(a)
         Partner, Brown Brothers Harriman & Co.,
(PHOTO)   bankers, New York, N.Y. Director, Royal
          Group, Inc. Age 60.


        Lawrence M. Jones, /2/,/3/                       1988     7,860 shares
         Retired Chairman and Chief Executive Offi-
          cer, Coleman Company, Inc., manufacturer of
(PHOTO)   home and recreational products, Wichita,
          Kansas. Director, Coleman Company, Inc.,
          Fleming Companies, Inc., Fourth Financial
          Corp. Age 62.


        Richard J. Mahoney, /3/,/4/                      1991     1,624 shares
         Chairman and Chief Executive Officer,
          Monsanto Company, agricultural, chemical,
(PHOTO)   pharmaceutical and food products, manmade
          fibers and plastics, St. Louis, Missouri.
          Director, Metropolitan Life Insurance Com-
          pany. Age 60.

               NAME AND PRINCIPAL OCCUPATION          DIRECTOR      COMMON
                       OR EMPLOYMENT                   SINCE        STOCK
               -----------------------------          --------      ------

        James D. Robinson, III, /1/,/3/                 1989(b)   4,800 shares(c)
         President, J. D. ROBINSON INC., investment
          services, New York, N.Y. Director, Bris-
(PHOTO)   tol-Myers/Squibb Company, The Coca-Cola
          Company, First Data Corporation, SCI Tele-
          vision, Inc. Senior Adviser, Trust Company
          of the West. Age 58.


Term Expiring in 1996

        Richard B. Cheney, /2/,/4/                      1993      1,600 shares
         Former Secretary of Defense; Senior Fellow,
          American Enterprise Institute, public pol-
(PHOTO)   icy research, Washington, D.C. Director,
          IGI Inc., Morgan Stanley Group Inc., Proc-
          tor & Gamble Co., U S WEST, Inc. Age 53.


        E. Virgil Conway, /1/,/4/                       1978     17,200 shares
         Financial Consultant. Chairman, Financial
          Accounting Standards Advisory Council. Di-
          rector, Centennial Insurance Company, Met-
(PHOTO)   ropolitan Transportation Authority. Trust-
          ee, Atlantic Mutual Insurance Company,
          Consolidated Edison Company of New York,
          Inc., HRE Properties, Mutual Funds Managed
          by Phoenix Home Life. Age 64.

        Drew Lewis, /1/                                 1986    313,000 shares(d)
         Chairman, President and Chief Executive Of-
          ficer of the Company. Director, American
(PHOTO)   Express Company, American Telephone & Tel-
          egraph Co., Ford Motor Company, FPL Group,
          Inc. Age 62.

                  NAME AND PRINCIPAL OCCUPATION            DIRECTOR    COMMON
                          OR EMPLOYMENT                     SINCE      STOCK
                  -----------------------------            --------    ------

        Claudine B. Malone, /2/,/3/                          1990   1,615 shares
         President, Financial and Management Consulting,
          Inc., management consulting, McLean, Virginia.
(PHOTO)   Director, Dell Computer Corporation, Hannaford
          Brothers, Hasbro, Inc., Houghton Mifflin Compa-
          ny, Imcera Group, The Limited, Inc., S.A.I.C.,
          Scott Paper Company. Trustee, Penn Mutual Life
          Insurance Co. Age 57.

        Thomas A. Reynolds, Jr., /2/,/4/                     1989   8,200 shares
         Chairman Emeritus, Winston & Strawn, law firm,
(PHOTO)   Chicago, Illinois, New York, N.Y. and Washing-
          ton, D.C. Director, Gannett Co., Inc., Jeffer-
          son Smurfit Group. Age 65.

- ---------

 1. Member of the Executive Committee.

 2. Member of the Audit Committee.

 3. Member of the Finance and Corporate Development Committee.

 4. Member of the Compensation, Benefits and Nominating Committee.

(a) Mr. Gerry also has shared voting or investment power with respect to 457,670 shares held in family trusts and 35,000 shares owned by Royal Group, Inc. of which Mr. Gerry is a director and Chairman of the Investment Committee.

(b) Previously served as a director from 1974 to 1985.

(c) Mrs. James D. Robinson, III, is the beneficial owner of 2,000 shares of Common Stock and Mr. Robinson is co-trustee for a family trust which owns 1,600 shares. Mr. Robinson disclaims beneficial interest in such shares.

(d) Includes 140,000 shares of Common Stock subject to presently exercisable stock options and 63,224 restricted shares granted under the 1990 Retention Stock Plan.

  Except for the directors listed below, each of the directors named in the preceding tables has held the indicated office or position in his or her principal occupation for at least five years. Each of the directors listed below held the office or position first indicated as of five years ago.

  Mr. Robert P. Bauman was Chairman of Beecham Group p.l.c. (pharmaceuticals and consumer products) through July 1989; SmithKline Beckman Corporation and Beecham Group p.l.c. merged in July 1989 and since such date Mr. Bauman has been Chief Executive of SmithKline Beecham p.l.c. Mr. Richard B. Cheney served as a member of the United States House of Representatives from the State of Wyoming through March 16, 1989, and as Secretary of Defense from March 17, 1989, to January 20, 1993, and since such date has been Senior Fellow, American Enterprise Institute. Mr. E. Virgil Conway was Chairman of The Seamen's Bank for Savings, FSB (bank holding company) and Vice Chairman of Seamen's Corporation through April 1989. Mr. William H. Gray, III, served as a member of the United States House of Representatives from the Second District of Pennsylvania through August 1991 and since such date has been President of United Negro College Fund. Mr. Lawrence M. Jones was Vice Chairman and Chief Financial Officer of Fleming Companies, Inc. (distribution of food products, health and beauty items) through June 1989, President and Chief Executive Officer of Coleman Company from July 1989 through September 1990, and Chairman and Chief Executive Officer of Coleman through December 31, 1993. Mr. Drew Lewis also served as Chairman of Union Pacific Railroad Company during August and September 1991. Mr. Thomas A. Reynolds, Jr., was Chairman of Winston & Strawn through December 31, 1992 and since such date has been Chairman Emeritus of such firm. Mr. James D. Robinson, III, was Chairman, President and Chief Executive Officer of American Express Company through July 1991, Chairman and Chief Executive Officer from August 1991 through January 25, 1993, and Chairman from January 26 through February 22, 1993. Mr. Richard D. Simmons was President of The Washington Post Co. (communications) through May 1991 and since such date has been President of International Herald Tribune.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company receive an annual retainer of $50,000, plus expenses. In addition, Chairmen or Co-Chairmen of Board Committees receive annual retainers of $6,000 each. Directors who are employees of the Company receive no retainers. Under a Deferred Compensation Plan for directors of the Company, a director may elect by December 31 of any year to defer all or a portion of any compensation for service as a director in the ensuing year or years, excluding reimbursement for expenses. Payment of such deferred compensation begins, at the election of the director, either the January following termination of service as a director or the January following retirement from the director's primary occupation and may be paid, at the election of the director, in either a lump sum or in up to 10 equal annual installments. Deferred compensation earns interest compounded annually at a rate determined by the Treasurer of the Company in January of each year. Amounts so deferred by two directors during 1993 totaled $92,000.

  Directors who are not employees of the Company may elect to receive $100,000 of term life insurance, for which the Company paid a premium of $348 for each director in 1993, and to participate in a Company sponsored health care plan. Medical and dental benefits are paid only after payment of benefits under any other group plan in which a director participates. In addition, each director participates in a pension plan which provides an annual pension benefit upon retirement from the Board of Directors with at least five years of service. For a director retiring at age 65 or older the annual pension benefit is $30,000. The following directors currently are eligible to receive pension benefits upon retirement: Messrs. Bauman, Conway, Eccles, Gerry, Jones, Meyer, Robinson, Roth and Simmons and Mrs. Hope. Retired directors are also eligible to participate in a contributory medical program.

  As part of its overall program to promote charitable giving, the Company has established the Union Pacific Corporation Board of Directors' Charitable Contribution Plan pursuant to which the Company has purchased $1 million of life insurance on each incumbent director, subject to vesting requirements based on length of service as a director (i.e., over a five-year period in 20% increments). Death benefits will be paid to the Company, and the Company will donate $500,000 of the proceeds to the Union Pacific Foundation and $500,000 to one or more charitable organizations recommended by the director. Directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company. Moreover, benefits paid to the Company's Foundation may reduce the amount of funding that the Company provides to the Foundation.

  Under the 1992 Restricted Stock Plan for Non-Employee Directors of Union Pacific Corporation, each individual who was a director on May 28, 1992, has received, and each individual elected as a director thereafter has received or will receive, an award of 1,200 restricted shares of the Common Stock. The restricted shares of Common Stock vest on the date a director ceases to be a director of the Company by reason of death, disability or retirement. During the restricted period, the director has the right to vote and receive dividends on such shares, but may not transfer or encumber such shares, and will forfeit such shares unless he or she remains a director during the restricted period. As used above, "retirement" means termination of service as a director of the Company, if (a) the director at the time of termination was ineligible for continued service as a director under the Company's Retirement Policy, or (b) the director had served as a director of the Company for at least three years from the date restricted shares of Common Stock were granted to such director, and such termination is (i) due to the director's taking a position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the board of the Company, (ii) due to the fact that continued service as a director would be a violation of law, or (iii) not due to the voluntary resignation or refusal to stand for reelection by the director.

COMMITTEES OF THE BOARD

  The Committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The preceding biographical information on directors identifies committee memberships held by each nominee for director and each director continuing in office.

  The Executive Committee consists of eight members, seven of whom are non-employee directors. The Committee has all the powers of the Board, when the Board is not in session, to direct and manage, in the Company's best interest, all of the business and affairs of the Company in all cases in which specific directions have not been given by the Board. The Committee did not meet in 1993.

  The Audit Committee consists of nine non-employee directors. The Committee meets regularly with financial management, the internal auditors and the independent certified public accountants to review the work of each. The independent certified public accountants and the internal auditors meet regularly with the Audit Committee, without senior financial management representatives present, to discuss the results of their examinations and their opinions on the adequacy of internal controls and quality of financial reporting. The Committee also reviews the scope of audits. In addition, the Committee reviews the administration of the Company's Statement of Policy Concerning Business Conduct and each year recommends to the Board of Directors selection of the firm of independent certified public accountants to audit the accounts and records of the Company and its consolidated subsidiaries. The Committee met three times in 1993.

  The Finance and Corporate Development Committee consists of nine non-employee directors. The Committee is responsible for oversight of the Company's financial position and long-term business strategies. The Committee meets regularly with management to review the Company's capital structure, short and long-term financing plans and programs, dividend policies and actions, investor relations activities, insurance programs, tax management and other related matters. The Committee also reviews the investment management of assets held by the Company's pension, thrift and other funded employee benefit programs, including the appointment of investment managers and trustees. The Committee is also responsible for providing advice and counsel to management with regard to the future direction of the Company and the identification of strategic options and specific opportunities, including acquisitions and divestitures. The Committee met four times in 1993.

  The Compensation, Benefits and Nominating Committee consists of eight non-employee directors who are ineligible to participate in any of the Company's executive compensation plans. The Committee makes recommendations to the Board of Directors as to employee salaries exceeding an amount set by the By-Laws which cannot be exceeded without Board or Executive Committee approval. The Committee administers the Company's Executive Incentive, Stock Option and Restricted Stock and Retention Stock Plans and determines for senior executives the amounts of, and the individuals to whom, awards shall be made thereunder. The Committee makes recommendations to the Board of Directors as to pension credits granted under the Company's Supplemental Pension Plan. The Committee is responsible for recommending and reviewing all the material amendments, changes and modifications to the Company's pension, thrift and employee stock ownership plans as well as the Company's vacation, life insurance and medical and dental benefit plans and the matching gifts program to ensure that the Company's benefit plans remain competitive. The Committee has the responsibility of assisting management with respect to matters of succession, reviewing the qualifications of candidates for the position of director and recommending candidates to the Board of Directors as nominees for director for election at the annual meetings of stockholders or to fill such Board vacancies as may occur during the year. The Committee will consider candidates suggested by directors and stockholders of the Company. Stockholders desiring to suggest candidates should advise the Secretary of the Company in writing by December 31 of the year preceding the annual meeting of stockholders and include sufficient biographical material to permit an appropriate evaluation. In considering candidates for director, the Board of Directors seeks individuals who have demonstrated outstanding management or professional ability and who have attained a position of leadership in their chosen careers. See pages 15-19 for the Committee's report on 1993 compensation and stock ownership programs. The Committee met four times in 1993.

  During 1993, the Board of Directors met seven times. None of the directors attended fewer than 75% of the meetings of the Board and Committees on which he or she served. The average attendance of all directors at Board and Committee meetings was 94%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 1990, USPCI, Inc. (USPCI), a wholly-owned subsidiary of the Company, purchased all of the outstanding shares of a closely held corporation which was formed in 1986 to develop a hazardous waste incinerator and landfill (HWI) in Pennsylvania. Andrew L. Lewis, IV, who was chief executive officer and owned 27.3% of the common shares and 34.3% of the preferred shares of the closely held corporation, and Russell S. Lewis, who owned 6.5% of the common shares and 13% of the preferred shares, are sons of Drew Lewis, Chairman, President, and Chief Executive Officer and a director of the Company.

  USPCI paid the selling preferred shareholders $177,000 in 1991 upon acquisition of the HWI site and agreed to pay an additional $460,000 upon receipt of site approval. Subsequently, USPCI paid $218,086 of such amount to the selling preferred shareholders (other than the Lewises) in exchange for their interests in the HWI, including their rights to receive royalties or other consideration relating to the HWI. The Lewises' interests, however, will not increase as a result of the purchases of the selling preferred shareholders' interests. Upon receipt of site approval to USPCI, Andrew Lewis and Russell Lewis will receive $241,914, together with interest, representing the unpaid portion of the $460,000. If the HWI becomes operational, the selling common shareholders, other than those exchanging their interests in HWI as described above (Selling Common Shareholders) will receive a royalty of up to 5 percent of monthly revenues from the HWI. However, at the time the HWI becomes operational, the Selling Common Shareholders (including the Lewises only if all other Selling Common Shareholders exercise the following option) are entitled to require USPCI to buy down a portion of their respective royalty payments at a price established by an agreed formula. USPCI, at its option, has the right to require Andrew and Russell Lewis to surrender the balance of their respective royalty payments, at any time after royalties commence, for an amount equal to the present fair value of such future royalties as determined by an independent appraisal. Andrew Lewis serves as a consultant to the Company in connection with the HWI project for $73,850 per year under an agreement which expires May 25, 1994.

  The purchase price and other terms for acquisition of the closely held corporation were negotiated between Andrew Lewis and senior officers of USPCI without participation by Drew Lewis, based on comparable transactions in the hazardous waste industry, and were reviewed generally by a special committee (the Special Committee) of non-employee members of the Board of Directors of the Company with the assistance of independent legal counsel and financial advisors. The Special Committee received an opinion from Alex. Brown & Sons Incorporated (Alex. Brown), the Special Committee's financial advisor, that the terms of the transaction are fair from a financial point of view to the shareholders of the Company. Based on the recommendation of the Special Committee, the advice of independent counsel and the opinion of Alex. Brown, the Board of Directors of the Company, with Drew Lewis not participating, approved the terms of the transaction.

  At February 1, 1994, Union Pacific Resources Company (Resources), a wholly-owned subsidiary of the Company, owned oil and gas rights in approximately 58,500 acres in which Wolverine Exploration Company also owned an interest. G.
A. Adams, who is the son of William L. Adams, Chairman of Resources until his retirement as of December 31, 1993, is Chief Executive Officer of Wolverine.

  Resources also was the general partner with a 52% interest and Wolverine was the limited partner with a 48% interest in a partnership formed in 1989 to own and finance offshore platforms and other drilling equipment. The equipment was leased to Resources as operator for certain oil and gas prospects offshore Texas in the Gulf of Mexico in which the partners owned working interests. The partnership financed such equipment through a bank credit facility of which $13 million was outstanding at May 1, 1993. As of such date, Wolverine's total obligation to Resources respecting these prospects, including Wolverine's share of the bank facility, was approximately $8.2 million. In settlement of this outstanding amount and of future indebtedness related to the prospects, effective May 1, 1993, Wolverine assigned to Resources all of its interest in the prospects and also amended the operating agreement covering a different prospect located offshore Louisiana in which the parties have an interest to provide additional protection to Resources as operator in case Wolverine fails to fund its obligations.

  In 1993, Brown Brothers Harriman & Co. (BBH) managed certain pension funds of the Company. The Company paid approximately $97,000 to BBH for these services. Elbridge T. Gerry, Jr., a director of the Company, is a partner of BBH.

  In 1993, railroad and trucking subsidiaries of the Company in the ordinary course of business provided approximately $1.7 million of transportation services to the Coleman Company, Inc. Lawrence M. Jones, a director of the Company, was an officer and was and is a director of Coleman.

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the

Company's executive officers and directors, the Company believes that none of its executive officers and directors failed to comply with Section 16(a) reporting requirements in 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation, Benefits and Nominating Committee is comprised of the following non-employee directors: Robert P. Bauman, Richard B. Cheney, E. Virgil Conway, William H. Gray, III, Judith R. Hope, Richard J. Mahoney, Thomas
A. Reynolds, Jr., and Richard D. Simmons.

  USPCI owns 60% of ECDC Environmental, L.C. (ECDC) which owns a large non-hazardous waste landfill in the State of Utah. ECDC has entered into two agreements with Mr. William W. Gay and another individual (the Brokers) who will solicit disposal contracts for ECDC. Mr. Gay is the stepson of E. Virgil Conway, a director of the Company. The agreements are a non-exclusive agreement through November 1994 for industrial waste and an exclusive agreement for municipal waste for the State of California through April 1995. Under such agreements, the commission rates range from 10% to 5% of the disposal fees in the first year of the contract, 25% of such rates in the second year, 15% of such rates in the third year and no commissions thereafter. Under the municipal waste agreement, certain long-term high volume projects will have a lower commission rate schedule and limits on the time period and tonnage for which commissions will be paid, and the Brokers are entitled to advances of $10,000 per month through October 1994, subject to limited recoupment by ECDC. From January 1, 1993 to January 14, 1994, ECDC had sold capacity under such agreements resulting in commissions in the amount of approximately $280,000, of which Mr. Gay is entitled to approximately $70,000, and advances in the amount of $120,000, of which Mr. Gay is entitled to $60,000.

  In January 1993, railroad subsidiaries of the Company entered in a consulting agreement with Modjeski & Masters, Inc., providing for that firm to conduct fatigue assessment studies on certain railroad bridges. During 1993, such agreement was supplemented to extend the term of such agreement from December 31, 1993 to December 31, 1994 and increase the maximum payment under the agreement from $96,500 to $250,000. During 1993, such subsidiaries paid approximately $103,315 to such firm for these services. William B. Conway, the President and owner of a substantial interest in Modjeski & Masters, Inc., is a brother of E. Virgil Conway, a director of the Company.

  In 1993, railroad and trucking subsidiaries of the Company in the ordinary course of business provided approximately $32 million of transportation services to Monsanto

Company. Richard J. Mahoney is an officer and director of Monsanto. The Company has continued and expects to continue to provide transportation services to Monsanto in 1994.

  Judith Richards Hope is a Senior Partner of Paul, Hastings, Janofsky & Walker, and Thomas A. Reynolds, Jr., is Chairman Emeritus of Winston & Strawn, law firms that rendered legal services to the Company during 1993.

REPORT ON EXECUTIVE COMPENSATION

  The Compensation, Benefits and Nominating Committee is responsible for administering the executive compensation and stock ownership programs for the Company. The Committee offers the following report on its decisions concerning compensation for 1993.

  The Company is strongly committed to maximizing stockholder value through world class performance and leadership in each of the industries in which it operates. The Company believes that superior performance by its executive and management team is an essential element to reaching that goal.

  In order to achieve this performance, the Company must be able to attract outstanding talent to drive performance, motivate its executives by providing incentives tied to stockholder goals and retain and reward its executives through a competitive compensation program.

  The Committee administers an executive compensation program that consists of two elements, annual compensation and long-term compensation. As described below, the majority of the compensation for senior executives is based on Company performance criteria, including net income, return on equity, and the price of the Common Stock. The Committee believes that the program has been well designed to meet the Company's objectives and that a principal benefit of the program is that it allows the Committee to employ subjective judgments in its decisions and recognize individual contributions that may not be fully reflected by a formula. Consequently, while the Committee has given consideration to recommending revisions of certain elements of the Company's compensation program to assure tax deductibility to the Company of compensation that exceeds the $1 million ceiling imposed by the 1993 Tax Act, the Committee has made a decision, with which the Board of Directors concurs, not to recommend any changes to its compensation program for stockholder consideration this year. Proposed regulations have been issued by the Internal Revenue Service that are intended to allow companies to determine what types of changes would satisfy the requirements of the 1993 Tax Act and generally require that payments above the $1 million ceiling be based on a stockholder approved formula to be tax deductible. However, these regulations could change significantly before becoming final. The Committee believes it is premature to change its existing compensation program until the regulations are final. It intends, however, to consider possible changes once these regulations are adopted in final form by the Internal Revenue Service.

Annual Compensation

  Total annual compensation is comprised of two parts: base salaries and at-risk incentive pay under the Executive Incentive Plan (EIP). Generally, more than half of the total annual compensation for senior executives is at risk and based on achievement of specific financial objectives and individual, operating unit and corporate performance, as discussed in the next paragraph. Salary merit increases are also dependent on the executives' degree of success in achieving Company and individual performance goals. Total compensation reflects a level of pay based on the individual executive's experience and sustained performance in any particular job in the Company and corporate and operating unit performance. In determining both salary and incentive pay, the Committee weighs the above factors subjectively and does not assign specific weights to them. How a given executive's compensation relates to comparable companies will depend upon the executive's performance over time as well as that of the executive's operating unit and the Company as a whole. Average base salaries for the Company's executives are at or below the median for comparable companies, except for the Company's most senior executives whose average salaries are slightly higher than the median. When the Company consistently achieves solid earnings growth, incentives, which are based more on performance than on comparative data, may drive total cash compensation (the combination of base salaries and incentive awards) to or above the seventy fifth percentile for comparable companies. While some of the companies that the Company uses for comparison purposes are companies with which it competes directly and are included in the line of business index in the Performance Graph, others are industrial companies of a similar size in different lines of business with which the Company competes for first rate executive talent.

  EIP awards are at risk and designed to specifically tie executive pay to Company performance. A stockholder approved formula based on return on equity and net income generates funding to a reserve account for the EIP. The results from continuing operations of the Company must produce a return on average annual stockholders' equity, before accounting changes, of at least 8%. An 8% ROE allows 1.5% of net income to be credited to the reserve fund. An ROE of 10% or greater allows crediting a maximum of 3% of net income to the fund. ROE between 8% and 10% adds to the base 1.5% credit, .075% of net income for each .1% increase in ROE. Some portion of the reserve account, based on an assessment of performance as reviewed and approved by the Committee and the Board of Directors, may then be awarded for the year in the form of executive incentive awards. Individual awards are based on individual, operating unit and corporate performance and vary from executive to executive. In 1993, the maximum 3% of net income was credited to the reserve fund and a total of $17,785,150 in EIP awards were made to 190 executives.

Long-Term Compensation

  Long-term compensation elements are based upon performance of the Common Stock and are designed to align stockholder and executive interests. These long-term elements include stock options and retention stock awards. The amount of long-term compensation is based primarily on individual and corporate performance.

  Stock Options. Stock options are a key element in the Company's long-term compensation program. Options link executive goals with stockholder interests in promoting a long-term increase in stockholders' equity. Since the Company's program provides for a one-year waiting period before options may be exercised and an exercise price at fair market value as of the date of grant, executives benefit from options only when the price of the Common Stock increases over time. The Committee believes that options should be granted annually on a generally consistent basis. The Committee principally considers position, experience and individual performance in order to determine the number of options granted to each executive without giving particular weight to any specific factor. The number of options currently held by an executive was not a factor in individual awards granted in 1993. In 1993 the Committee granted stock options at an exercise price of $63.75 per share to 186 executives totalling 1,230,500 shares, or .6% of the 205,141,022 total shares outstanding as of November 30, 1993.

  To assure that stock awards continue to align executive and stockholder interests, the Company maintains guidelines for executive stock ownership levels and has communicated to executives its expectation that they achieve and maintain a specific minimum amount of stock ownership ranging from stock equal to one times salary to higher multiples of three to seven times salary for senior executives. Until the minimum ownership amount is achieved, executives are expected to retain in Common Stock 100% of the profit upon exercise of options, net of taxes and cost of exercise.

  Retention Stock. Retention stock grants to executives are awards of shares that are subject to forfeiture if the executive terminates employment before the minimum three-year retention period lapses. The award of retention stock serves three purposes: most importantly, retention of executives; incentive for long-term performance; and alignment of executive stock ownership interests with other stockholders of the Company. In 1993, no award was made to the CEO or other senior executives except for grants made to three executives of 40,000 shares each to ensure orderly management succession over the next several years. In making these grants, the Committee recognized that the awards may not be deductible by the Company for tax purposes because of the 1993 Tax Act. However, the Committee believes retention of these executives is of paramount importance to the Company's future growth and justifies the awards.

  Strategic Incentive Plan. The Strategic Incentive Plan (SIP), which has expired, was designed to instill an entrepreneurial attitude among key Company and operating subsidiary executives and reward them for significantly increasing stockholder value by fundamentally changing the way in which the Company is operated. On January 28, 1988, when the Board of Directors approved the SIP and recommended its submission to the stockholders for their adoption, the Common Stock was trading at $27.38 per share (adjusted for the 1991 two-for-one split of the Common Stock). The program ended on April 14, 1993, at which time the stock was trading at $65.18. From the time the Board of Directors recommended the SIP to its completion, total stockholder value increased from $5.6 billion to $13.35 billion. SIP credits of $4.3 million were earned and paid in cash to 55 participants in 1993.

CEO Compensation

  In 1993, the Company's most highly compensated officer was Drew Lewis, Chairman, President and Chief Executive Officer. The Committee reviewed Mr. Lewis' performance for 1993 and made recommendations to the Board of Directors as to annual compensation and long-term compensation awards for him. The factors underlying the Committee's recommendation, with no specific weight given to any factor, are the same factors outlined under the captions "Annual Compensation" and "Long-Term Compensation". Some of the more significant accomplishments attained under Mr. Lewis' leadership are as follows:

  The Company's 1993 performance was strong in spite of an unusual number of one-time events. Before accounting and the 1993 federal corporate income tax changes, the Company's earnings of $778 million were up 6.9% over 1992's record performance of $728 million, despite the summer flood that devastated rail operations in the midwest. Each of the Company's major operating units is a leader in its industry as the Railroad was first among Class I railroads in operating income and return on assets, Resources continued to be the United States' number one driller, and Overnite was the only carrier among the top six national carriers to show year-over-year improvement in operating income and operating ratio. The Railroad and Resources posted record earnings before accounting and tax changes as well as growth in volumes, with carloadings up 4% at the Railroad, and

Resources' hydrocarbon production up 5%. Overnite's earnings also reached record levels before adjustments and goodwill, with less-than-truckload volume up 7%. Excluding the accounting and tax changes, the Company posted a 1993 return on equity of 15.9%, and, but for the effects of the flood, would have had an ROE of 16.6% compared to ROE of 16.5% in 1992.

  The Company also continued to improve its overall financial strength during the year, lowering its debt-to-capitalization ratio and maintaining its favorable debt rating while continuing to invest in its subsidiaries for future growth, making $1.6 billion in capital investment during the year.

  Since December 31, 1988, the price of Common Stock has increased an average of 14% per year compared to S&P growth of 11%. The Company's stockholders were paid dividends of $309 million during 1993, reflecting an average growth in the dividend of 8% per year since 1988 compared to S&P dividend growth of 5.5%.

  Achievements in 1993 by Mr. Lewis and his management team include the Railroad's refocusing and streamlining of its marketing and operating organizations, Resources' implementation of a profit center organization structure, and Overnite's centralization of its billing and customer service activity. Other achievements were realized in the areas of customer service, technology use and innovation, quality, governmental relations and management efficiency.

  The Committee concluded that Mr. Lewis' outstanding performance warrants the compensation for 1993 as reflected in the Summary Compensation Table on page 20.

                             The Compensation, Benefits and Nominating Committee

                                          E. Virgil Conway, Chairman
                                          Robert P. Bauman
                                          Richard B. Cheney
                                          William H. Gray, III
                                          Judith R. Hope
                                          Richard J. Mahoney
                                          Thomas A. Reynolds, Jr.
                                          Richard D. Simmons

SUMMARY COMPENSATION TABLE

  The following table provides a summary of compensation during the last three calendar years for the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                                    ANNUAL COMPENSATION            LONG-TERM COMPENSATION
               -------------------------------------------------------------------------------------------
                                                     OTHER               SECURITIES
                                                     ANNUAL   RESTRICTED UNDERLYING             ALL OTHER
        NAME AND                                    COMPEN-     STOCK     OPTIONS/     LTIP      COMPEN-
   PRINCIPAL POSITION     YEAR  SALARY  BONUS (A)  SATION (B) AWARDS (C)    SARS    PAYOUTS (D) SATION (E)
- ----------------------------------------------------------------------------------------------------------
Drew Lewis                1993 $850,000 $1,894,437  $76,723   $      -0-  140,000   $      -0-   $171,837
 Chairman, President and  1992  800,000  1,350,000   62,107          -0-  140,000    2,791,592    170,159
 CEO                      1991  750,000  1,275,000   75,867    2,612,960   84,000          -0-    662,277
Richard K. Davidson       1993  450,000    892,218   47,782    2,550,000   40,000          -0-     21,183
 Chairman and             1992  400,000    630,000   79,976          -0-   40,000    1,395,796     18,498
 CEO of Union             1991  350,000    500,000   20,184      933,200   20,000          -0-     10,500
 Pacific Railroad
 Company(f)
Jack L. Messman           1993  430,000    872,218   51,860    2,550,000   40,000          -0-     28,479
 President and            1992  415,000    615,000   29,718          -0-   40,000    1,395,796     25,170
 CEO of Union             1991  390,000    550,000   11,363      933,200   20,000          -0-     13,700
 Pacific Resources
 Company(g)
William L. Adams          1993  420,000    814,218   48,144          -0-      -0-          -0-     25,200
 Chairman of Union        1992  420,000    592,000   80,339          -0-   30,000    1,395,796     25,200
 Pacific Resources        1991  410,000    592,000   75,708      373,280   32,000          -0-     24,600
 Company(h)
L. White Matthews, III    1993  375,000    752,218   38,652    2,550,000   40,000          -0-     15,805
 Executive Vice           1992  347,500    503,000   31,424          -0-   35,000    1,395,796     14,769
 President- Finance(i)    1991  320,000    390,000   36,873      559,920   18,000          -0-      9,600

- ---------
(a) Includes, for 1993 only, EIP awards and final payouts under the Strategic Incentive Plan (SIP), which expired April 15, 1993, respectively as follows: Mr. Lewis $1,450,000 and $444,437; Mr. Davidson $670,000 and $222,218; Mr. Messman $650,000 and $222,218; Mr. Adams $592,000 and
    $222,218; and Mr. Matthews $530,000 and $222,218. See page 18 for a description of the SIP. Previous years include EIP awards only.
(b) Principal components included in Other Annual Compensation for 1993 are certain non-cash and other personal benefits consisting of tax and financial counseling expenses (Mr. Lewis $29,433, Mr. Davidson $27,685, Mr. Messman $24,508, Mr. Adams $10,800 and Mr. Matthews $11,833) and use of corporate transportation (Mr. Lewis $34,715, Mr. Davidson $16,032, Mr. Messman $19,030, Mr. Adams $28,972 and Mr. Matthews $18,825).

(c) Aggregate restricted stock holdings (see Retention Stock description on pages 17-18) and the value thereof as of December 31, 1993: Mr. Lewis, 63,224 shares, $3,959,403; Mr. Davidson, 62,560 shares, $3,917,820; Mr.
    Messman, 62,952 shares, $3,942,369; Mr. Adams, 14,496 shares, $907,812; and
    Mr. Matthews, 53,548 shares, $3,353,444. The above shares are net of the following amounts used to satisfy income tax withholding requirements on December 15, 1993: Mr. Lewis, 48,776 shares; Mr. Davidson, 7,440 shares; Mr. Messman, 15,048 shares; Mr. Adams, 9,504 shares; and Mr. Matthews, 10,452 shares. The restricted stock holdings became taxable on such date due to the waiver by the Company of applicable transferability restrictions, but the above shares (as well as the shares used for tax withholding) remain subject to forfeiture if the original service requirements are not met. Dividends on these restricted shares will be paid at the same rate as dividends on all other shares. Dividends on the 40,000 share transitional grants to Messrs. Davidson, Messman and Matthews will accumulate but will not be paid to the individuals until the lapse of the restricted periods and will be subject to forfeiture if service requirements are not met.

(d) Includes credits of $1,577,337 for Mr. Lewis and $788,688 for each of the other named executives with respect to the initial awards made under the SIP when the Common Stock price first exceeded $50 for 60 consecutive days, including discretionary awards. The additional credits are with respect to subsequent periods when the share price achieved higher levels for 60 consecutive days.

(e) All Other Compensation consists of Company-matched thrift plan contributions (Mr. Lewis $25,500, Mr. Davidson $13,500, Mr. Messman $19,533, Mr. Adams $25,200 and Mr. Matthews $11,250 in 1993), life insurance premiums or payments in lieu thereof in 1993 (Mr. Lewis $35,440, Mr. Davidson $7,683, Mr. Messman $8,946 and Mr. Matthews $4,555) and, for Mr. Lewis, costs associated with split-dollar life insurance policies. These latter costs equaled $110,897 for 1993. The amount for Mr. Lewis for 1991 includes one-time costs to restructure a split-dollar life insurance policy provided under Mr. Lewis' employment agreement with the Company.

(f) Mr. Davidson served as President and Chief Executive of Union Pacific Railroad Company from August 7 to September 17, 1991, and prior thereto served as Executive Vice President-Operation of such Company.

(g) Prior to May 1, 1991, Mr. Messman served as Chairman and Chief Executive Officer of USPCI, Inc. Mr. Messman continues to serve as Chairman of USPCI.

(h) Prior to May 1, 1991, Mr. Adams served as Chairman and Chief Executive Officer of Union Pacific Resources Company. Mr. Adams retired as Chairman of Union Pacific Resources on December 31, 1993.

(i) Prior to April 16, 1992, Mr. Matthews served as Senior Vice President-Finance of the Company.
- ---------

  The Company has an employment agreement with Mr. Lewis which provided for his employment through March 31, 1991. If the Company terminates Mr. Lewis' employment without cause (as defined in the agreement) following the expiration of the term of the agreement, Mr. Lewis will be entitled to continuation of his current base salary for two years following such termination. If Mr. Lewis is removed from his position as Chairman and Chief Executive Officer without cause, he has the right under such agreement to treat such removal as a termination of his employment by the Company. Under such agreement, Mr. Lewis may voluntarily terminate his employment with the Company at any time but in that event will receive no further payments or benefits from the Company. Mr. Lewis has agreed not to engage in any business if such business competes, directly or indirectly, with the Company for a minimum of three years after any termination of employment.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information concerning the direct beneficial ownership of the Company's Common Stock as of March 3, 1994 by the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                                          NUMBER OF
                                            SHARES
                                         BENEFICIALLY                             PERCENT OF
         NAME                              OWNED(A)                                 CLASS
         ----                            ------------                             ----------
   Drew Lewis                              313,000                                  0.15%
   Richard K. Davidson                     189,036                                  0.09%
   Jack L. Messman                         144,751                                  0.07%
   William L. Adams                        121,023                                  0.06%
   L. White Matthews, III                  176,692                                  0.09%

- ---------
(a) Included in the number of shares beneficially owned by Messrs. Lewis, Davidson, Messman, Adams and Matthews are 140,000, 112,000, 60,000, 62,000 and 103,400
   shares, respectively, which such persons have the right to acquire within 60 days pursuant to stock options. Also included in the number of shares owned by Messrs. Lewis, Davidson, Messman, Adams and Matthews are 63,224, 62,560, 62,952, 14,496 and 53,548 restricted shares, respectively, awarded to such persons under the 1990 Retention Stock Plan and, if applicable, the 1993 Stock Option and Retention Stock Plan.
- ---------

OPTION/SAR GRANTS TABLE

  The following table sets forth information concerning individual grants of stock options and stock appreciation rights during 1993 to the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                                     INDIVIDUAL GRANTS
                        -------------------------------------------
                        NUMBER OF
                        SECURITIES
                        UNDERLYING  % OF TOTAL
                         OPTIONS/  OPTIONS/SARS EXERCISE            GRANT DATE
                           SARS     GRANTED TO  OR BASE  EXPIRATION  PRESENT
         NAME           GRANTED(A)  EMPLOYEES    PRICE    DATE (B)  VALUE (C)
         ----           ---------- ------------ -------- ---------- ----------
Drew Lewis               140,000       10%       $63.75   11/18/03  $1,750,000
Richard K. Davidson       40,000        3%        63.75   11/18/03     500,000
Jack L. Messman           40,000        3%        63.75   11/18/03     500,000
William L. Adams             -0-       -0-          -0-        -0-         -0-
L. White Matthews, III    40,000        3%        63.75   11/18/03     500,000

- ---------

(a) With respect to the grants shown for Messrs. Davidson, Messman and Matthews, 1,500 shares of each grant were in the form of an incentive stock option and the balance in the form of a non-qualified stock option with attached stock appreciation rights. All of Mr. Lewis' grant was in the form of a non-qualified stock option with attached stock appreciation rights.

(b) Options do not become exercisable until after one year from date of grant.

(c) Calculated in accordance with the Black-Scholes option pricing model. The assumptions used in such option pricing model are: expected volatility, 21.27%; expected dividend yield, 3.0%; expected option term, 5 years; and risk-free rate of return, 5.07%.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

  The following table sets forth individual exercises of stock options and stock appreciation rights during 1993 by the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                                               NUMBER OF
                                              SECURITIES
                                              UNDERLYING     VALUE OF
                                              UNEXERCISED  IN-THE-MONEY
                                             OPTIONS/SARS  OPTIONS/SARS
                                              AT YEAR-END   AT YEAR-END
                          SHARES             ------------- -------------
                        ACQUIRED ON  VALUE   EXERCISABLE/  EXERCISABLE/
         NAME            EXERCISE   REALIZED UNEXERCISABLE UNEXERCISABLE
         ----           ----------- -------- ------------- -------------
Drew Lewis                   -0-    $    -0-    140,000     $1,189,300
                                                140,000            -0-
Richard K. Davidson          -0-         -0-    112,000      1,954,630
                                                 40,000            -0-
Jack L. Messman              -0-         -0-     60,000        659,100
                                                 40,000            -0-
William L. Adams             -0-         -0-     62,000        765,730
                                                    -0-            -0-
L. White Matthews, III     7,000     254,170    103,400      1,863,701
                                                 40,000            -0-

LONG-TERM INCENTIVE PLAN AWARDS TABLE

  The following table shows the percentage interest of the Chief Executive Officer and the other four most highly compensated executive officers in awards which were made during 1993 under the SIP.

                                                                 PERFORMANCE OR
                               NUMBER OF SHARES,               OTHER PERIOD UNTIL
       NAME                  UNITS OR OTHER RIGHTS            MATURATION OR PAYOUT
       ----                  ---------------------           ----------------------
Drew Lewis                          10.256%                  April 1988--April 1993
Richard K. Davidson                  5.128%                  April 1988--April 1993
Jack L. Messman                      5.128%                  April 1988--April 1993
William L. Adams                     5.128%                  April 1988--April 1993
L. White Matthews, III               5.128%                  April 1988--April 1993

  The Company's long-term, stock price based incentive compensation plan, known as the Strategic Incentive Plan (SIP), provided for the grant of awards to executives (Participants) out of the strategic reserve account established pursuant to the SIP. The strategic reserve account was initially credited with amounts when the price of Common Stock exceeded $50 for 60 consecutive calendar days. Thereafter, additional credits were made to the strategic reserve account whenever a price of Common Stock was achieved for 60 consecutive days that was higher than the price previously used to determine a credit to the strategic reserve account. The Compensation, Benefits and Nominating Committee (the Committee) determined at the beginning of each of the five 12-month periods (a Plan Year) covered by the SIP from April 15, 1988 through April 14, 1993, the eligible Participants and their percentage interest in the strategic reserve account. A Participant's account was automatically credited with one-half of his or her initial percentage interest in the amounts credited to the strategic reserve account, and the Committee could in its discretion award to Participants any remaining amounts in the strategic reserve account. The percentages shown in the foregoing table represent amounts credited to the strategic reserve account in 1993. Amounts credited to the accounts of the Chief Executive Officer and the other four most highly compensated executive officers in 1993, including discretionary awards made by the Committee, are reflected under "Bonus" in the Summary Compensation Table on page 20. In 1993, an aggregate of approximately $4,333,000 was credited to the strategic reserve account, and no further amounts will be credited under the SIP. All amounts credited to the accounts of Participants were paid in cash as soon as practicable after April 15, 1993, and such payments were not subject to any other performance measures or conditions. See page 18 for additional information concerning the SIP.

DEFINED BENEFIT PLANS
  Pensions for non-agreement employees of the Company, Union Pacific Railroad Company, Union Pacific Resources Company and Union Pacific Technologies, Inc., are provided through the Pension Plan for Salaried Employees of Union Pacific Corporation and Affiliates (Basic Plan), the Supplemental Pension Plan for Officers and Managers of Union Pacific Corporation and Affiliates (Supplemental
Plan) and the Supplemental Pension Plan for Exempt Salaried Employees of Union Pacific Resources Company and Affiliates (Supplemental Plan). The amount of the annual pension benefit from all sources is based upon average annual compensation for the 36 consecutive months of highest regular compensation (including up to three cash incentive payments within the 36-month period) within the 120-month period immediately preceding retirement (final average earnings). Regular compensation for this purpose is the aggregate amount reflected in the salary and bonus columns, except for SIP payments, of the Summary Compensation Table on page 20. The credited years of service for each of the five individuals named in the Summary Compensation Table are as follows:
Mr. Lewis 27, Mr. Davidson 33, Mr. Messman 13, Mr. Adams 22 and Mr. Matthews
17.

  The Supplemental Plans are unfunded non-contributory plans which provide, unlike the Basic Plan, for the grant of additional years of employment and deemed age to officers or supervisors, for the inclusion of earnings in excess of the limits contained in the Internal Revenue Code of 1986, as amended, (the
Code) and deferred incentive compensation in the calculation of final average earnings and for any benefit in excess of the limitations provided for under the Code. Messrs. Lewis, Davidson, Messman, Adams and Matthews have accrued benefits under one or more of the Supplemental Plans.

  The Company has purchased annuities to satisfy certain unfunded obligations under the Supplemental Plans to executives and certain other active and former employees and has paid the Federal and State taxes on behalf of such persons imposed in connection with these purchases. These purchases reduce the Company's obligations under the Supplemental Plans. The benefits in the following Pension Plan Table will be reduced for any employee for whom an annuity was purchased by an amount calculated so that the expected aggregate amount received by the employee from the annuity and the Supplemental Plan net of Federal taxes will be the same as the net amount that would have been received from the Supplemental Plan if the annuity had not been purchased.

  The estimated annual benefits payable under the Basic Plan and Supplemental Plans at normal retirement at age 65 based upon final average earnings and years of employment is illustrated in the following table:

                                         PENSION PLAN TABLE
               -----------------------------------------------------------------------
FINAL AVERAGE  15 YEARS OF 20 YEARS OF 25 YEARS OF 30 YEARS OF 35 YEARS OF 40 YEARS OF
  EARNINGS     EMPLOYMENT  EMPLOYMENT  EMPLOYMENT  EMPLOYMENT  EMPLOYMENT  EMPLOYMENT
- -------------  ----------- ----------- ----------- ----------- ----------- -----------
 $  800,000     $197,970    $263,970   $  329,960  $  395,870  $  435,180  $  474,490
  1,000,000      247,980     330,650      413,310     495,870     545,180     594,490
  1,200,000      297,990     397,330      496,660     595,870     655,180     714,490
  1,400,000      348,000     464,010      580,010     695,870     765,180     834,490
  1,600,000      398,010     530,690      663,360     795,870     875,180     954,490
  1,800,000      448,020     597,370      746,710     895,870     985,180   1,074,490
  2,000,000      498,030     664,050      830,060     995,870   1,095,180   1,194,490
  2,200,000      548,040     730,730      913,410   1,095,870   1,205,180   1,314,490
  2,400,000      598,050     797,410      996,760   1,195,870   1,315,180   1,434,490
  2,600,000      648,060     864,090    1,080,110   1,295,870   1,425,180   1,554,490
  2,800,000      698,070     930,770    1,163,460   1,395,870   1,535,180   1,674,490

  The benefits in the foregoing Pension Plan Table would be paid in the form of a life annuity with a 50% surviving spouse's benefit and reflect offsets for Social Security. The benefits would be somewhat lower if Railroad Retirement offsets were applicable.

FIVE-YEAR PERFORMANCE COMPARISON

  The graph set forth below provides an indicator of cumulative total shareholder returns, assuming reinvestment of dividends, for the Company as compared to the S&P 500 Stock Index and a peer group comprised of CSX Corporation, Norfolk Southern Corp., Burlington Northern, Inc., Burlington Resources, Inc., El Paso Natural Gas Co., Santa Fe Pacific Corporation, Santa Fe Natural Resources, Inc. and Catellus Development Corp. (the real estate development subsidiary of Santa Fe).


                            [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                    AMONG UNP, S&P INDEX AND PEERS INDEX

Measurement period
(Fiscal year Covered)            UNP          S&P        Peers
- ---------------------           -----        -----       -----
Measurement PT -
12/31/88                        $100         $100        $100

FYE 12/31/89                    $122.873105  $131.589463 $129.525836
FYE 12/31/90                    $117.133307  $127.490961 $116.848443
FYE 12/31/91                    $176.845667  $166.166072 $168.995849
FYE 12/31/92                    $205.394865  $178.807967 $183.198803
FYE 12/31/93                    $225.526832  $196.8086   $233.148385


                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche as the firm of independent certified public accountants to audit the books and accounts of the Company and its consolidated subsidiaries for the year 1994 subject to ratification by stockholders. The appointment of Deloitte & Touche continues a relationship that began in 1969.

  A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions by stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF ITS APPOINTMENT OF DELOITTE & TOUCHE.

                                 OTHER BUSINESS

  The only business to come before the meeting of which the management is aware is set forth in this Proxy Statement. If any other business is presented for action, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                               J. L. SWANTAK
                                               Vice President and Secretary

   Any security holder wishing to receive, without charge, a copy of Union Pacific's 1993 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission should write to Secretary, Union Pacific Corporation, Martin Tower, Eighth and Eaton Avenues, Bethlehem, PA 18018.


                           (LOGO OF RECYCLED PAPER
                                APPEARS HERE)

                           PRINTED ON RECYCLED PAPER.

                                           (LOGO OF UNION PACIFIC
                                          CORPORATION APPEARS HERE)


                                               NOTICE OF 1994
                                               ANNUAL MEETING AND
                                               PROXY STATEMENT

   (LOGO OF UNION PACIFIC
  CORPORATION APPEARS HERE)

        MARTIN TOWER
  EIGHTH AND EATON AVENUES
    BETHLEHEM, PA 18018
P
R                                    PROXY
O                       SOLICITED BY BOARD OF DIRECTORS
X                         ANNUAL MEETING MAY 11, 1994
Y                             SALT LAKE CITY, UTAH

   The UNDERSIGNED hereby appoints DREW LEWIS and JUDY L. SWANTAK as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all the shares of stock of UNION PACIFIC CORPORATION which the undersigned is entitled to vote at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Rothand R. D. Simmons.

                                                                          (OVER)

[X]  PLEASE MARK YOUR                                                     1395
     VOTE AS IN THIS
     EXAMPLE.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD
OF DIRECTORS' NOMINEES AND FOR PROPOSAL 2.
- --------------------------------------------------------------------------------
If no direction is made or if you vote "FOR" the election of the nominees as directors, the proxies will allocate votes in their discretion among the nominees, unless otherwise specified.

                    FOR   WITHHELD
1. Election of      [ ]     [ ]       To distribute your votes on a cumulative
   Directors                          basis, write below the name(s) of the
   (see reverse)                      nominee (s) you wish to vote for and
                                      the number of votes you wish to cast for each

- ------------------------------------  -----------------------------------------

        The Board recommends a vote FOR
                   proposal 2

                            FOR   AGAINST  ABSTAIN
2. Ratify appointment of    [ ]     [ ]      [ ]
   Deloitte & Touche as
   independent auditors.

- --------------------------------------------------------------------------------



Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.



- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
SIGNATURE(S)                                                               DATE

   (LOGO OF UNION PACIFIC
   CORPORATION APPEARS HERE)

P        MARTIN TOWER
R   EIGHTH AND EATON AVENUES
O     BETHLEHEM, PA 18018
X
Y
                                     PROXY
                        SOLICITED BY BOARD OF DIRECTORS
                          ANNUAL MEETING MAY 11, 1994
                              SALT LAKE CITY, UTAH

   The UNDERSIGNED hereby appoints DREW LEWIS and JUDY L. SWANTAK as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all the shares of stock of UNION PACIFIC CORPORATION which the undersigned is entitled to vote at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Roth and R. D. Simmons

                                                                          (OVER)

                                                                          1758

/X/  PLEASE MARK YOUR
     VOTE AS IN THIS
     EXAMPLE.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS' NOMINEES AND FOR PROPOSAL 2.

If no direction is made or if you vote "FOR" the election of the nominees as directors, the proxies will allocate votes in their discretion among the nominees, unless otherwise specified.

                                                FOR       WITHHELD
1. Election of Directors (see reverse)          / /         / /

For, except vote withheld from the following nominee(s):

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

                                                 FOR    AGAINST   ABSTAIN
2. Ratify appointment of Deloitte & Touche
   as independent auditors.                      / /      / /       / /


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
SIGNATURE(S)                                                                DATE

                             UNION PACIFIC CORPORATION
                              VOTING INSTRUCTIONS FOR
                            ANNUAL MEETING MAY 11, 1994
                               SALT LAKE CITY, UTAH

   To Boatmen's National Bank:

   The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of stock of UNION PACIFIC CORPORATION which were allocated to my Missouri Pacific Corporation Employee Stock Ownership Plan account as of March 3, 1994 at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side of this card and described in the proxy statement for the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Rothand R. D. Simmons.

   This card when properly executed will be voted in the manner directed herein. If no direction is made, this card will be voted FOR all of the Board of Directors' nominees and FOR proposal 2. If you do not return this card, your shares will not be voted by the Trustee.

                                                                          (OVER)

/X/ PLEASE MARK YOUR
    VOTE AS IN THIS
    EXAMPLE.

If no direction is made or if you vote "FOR" the election of the nominees as directors, your votes will be allocated equally among the nominees, unless otherwise specified.
                             FOR                WITHHELD
1. Election of
   Directors                 / /                  / /
   (see reverse)

For, except vote withheld from the following nominee(s):

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


   --------------------------------------------------

   -------------------------------------------------

THE UNION PACIFIC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                                 FOR   AGAINST  ABSTAIN
2. Ratify appointment of Deloitte & Touche
   as independent auditors.                      / /     / /      / /




                                                    DATE
- ----------------------------------------------------    -------------------
Signature of Member                                                    1994

                             UNION PACIFIC CORPORATION
                              VOTING INSTRUCTIONS FOR
                            ANNUAL MEETING MAY 11, 1994
                               SALT LAKE CITY, UTAH

   To Citibank N.A.:

   The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of stock of UNION PACIFIC CORPORATION which were allocated to my Union Pacific Corporation Employee Stock Ownership Plan account as of March 3, 1994 at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side of this card and described in the proxy statement for the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Roth and R. D. Simmons

   This card when properly executed will be voted in the manner directed herein. If no direction is made, this card will be voted FOR all of the Board of Directors' nominees and FOR proposal 2. If you do not return this card, your shares will not be voted by the Trustee.

                                                                          (OVER)

/X/  PLEASE MARK YOUR
     VOTE AS IN THIS
     EXAMPLE.

If no direction is made or if you vote "FOR" the election of the nominees as directors, your votes will be allocated equally among the nominees, unless otherwise specified.

                                                 FOR           WITHHELD
1. Election of Directors (see reverse)           / /             / /


For, except vote withhold from the following nominee(s):

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


   --------------------------------------------------

   -------------------------------------------------

THE UNION PACIFIC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                                  FOR    AGAINST   ABSTAIN
2. Ratify appointment of Deloitte & Touche
   as independent auditors.                       / /      / /       / /


                                                 DATE
- -------------------------------------------------    -------------------------
Signature of Member                                                       1994

To Former Missouri Pacific Stockholders:

  As a result of the Union Pacific-Missouri Pacific merger, effective December 22, 1982, shares of Missouri Pacific Corporation common stock outstanding at that time were automatically converted into shares of Union Pacific Corporation Common and $7.25 Convertible Preferred Stock, Series A. On March 1, 1987, the Convertible Preferred Stock was redeemed.

  The fact that you have not as yet surrendered your Missouri Pacific certificate(s) in exchange for your new Union Pacific certificates does not affect your eligibility to vote your Union Pacific Common Stock at the Annual Meeting of Stockholders of Union Pacific Corporation to be held on Wednesday, May 11, 1994. However, no dividends or distribution declared on your Union Pacific stock and no redemption proceeds from the Convertible Preferred Stock will be paid to you until you have surrendered your Missouri Pacific certificates to First Chicago Trust Company of New York, P.O. Box 2500, Jersey City, NJ 07303-2500.

  Proxy materials relating to your Union Pacific shares are enclosed herewith and in connection therewith I urge you to date, sign and return your proxy card promptly.

                                              J. L. SWANTAK
                                                          Secretary

                          UNION PACIFIC CORPORATION
                           VOTING INSTRUCTIONS FOR
                         ANNUAL MEETING MAY 11, 1994
                            SALT LAKE CITY, UTAH

   To Vanguard Fiduciary Trust Company:

   The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of stock of UNION PACIFIC CORPORATION which were allocated to my Union Pacific Corporation Thrift Plan PAYSOP account as of March 3, 1994 at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side of this card and described in the proxy statement for the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Roth and R. D. Simmons

   This card when properly executed will be voted in the manner directed herein. If no direction is made, this card will be voted FOR all of the Board of Directors' nominees and FOR proposal 2. If you do not return this card, your shares will not be voted by the Trustee.

                                                                          (OVER)

[X] PLEASE MARK YOUR                                                   6381
    VOTE AS IN THIS
    EXAMPLE.

If no direction is made or if you vote "FOR" the election of the nominees as directors, your votes will be allocated equally among the nominees, unless otherwise specified.
                      FOR      WITHHELD
1. Election of        [ ]        [ ]
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):


- -----------------------------------------------------------

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


- -----------------------------------------------------------

THE UNION PACIFIC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                FOR    AGAINST    ABSTAIN
2. Ratify appointment of        [ ]      [ ]        [ ]
   Deloitte & Touche as
   independent auditors.




                                                               DATE
- --------------------------------------------------------------      ------------
Signature of Member                                                         1994

                          UNION PACIFIC CORPORATION
                           VOTING INSTRUCTIONS FOR
                         ANNUAL MEETING MAY 11, 1994
                            SALT LAKE CITY, UTAH

   To Vanguard Fiduciary Trust Company:

   The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of stock of UNION PACIFIC CORPORATION which were allocated to my Union Pacific Corporation Thrift Plan account as of March 3, 1994 at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side of this card and described in the proxy statement for the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer, R.W. Roth and R. D. Simmons.

   This card when properly executed will be voted in the manner directed herein. If no direction is made, this card will be voted FOR all of the Board of Directors' nominees and FOR proposal 2. If you do not return this card, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received.

                                                                          (OVER)

[X] PLEASE MARK YOUR                                                   6348
    VOTE AS IN THIS
    EXAMPLE.

If no direction is made or if you vote "FOR" the election of the nominees as directors, your votes will be allocated equally among the nominees, unless otherwise specified.
                      FOR      WITHHELD
1. Election of        [ ]        [ ]
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):


- -----------------------------------------------------------

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


- -----------------------------------------------------------

 THE UNION PACIFIC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                FOR    AGAINST    ABSTAIN
2. Ratify appointment of        [ ]      [ ]        [ ]
   Deloitte & Touche as
   independent auditors.





                                                               DATE
- --------------------------------------------------------------      ------------
Signature of Member                                                         1994

                          UNION PACIFIC CORPORATION
                           VOTING INSTRUCTIONS FOR
                         ANNUAL MEETING MAY 11, 1994
                            SALT LAKE CITY, UTAH

   To Vanguard Fiduciary Trust Company:

   The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of stock of UNION PACIFIC CORPORATION which were allocated to my Union Pacific Resources Company Employees Thrift Plan account as of March 3, 1994 at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side of this card and described in the proxy statement for the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Roth and R. D. Simmons

   This card when properly executed will be voted in the manner directed herein. If no direction is made, this card will be voted FOR all of the Board of Directors' nominees and FOR proposal 2. If you do not return this card, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received.

                                                                          (OVER)

[X] PLEASE MARK YOUR                                                   6146
    VOTE AS IN THIS
    EXAMPLE.

If no direction is made or if you vote "FOR" the election of the nominees as directors, your votes will be allocated equally among the nominees, unless otherwise specified.
                      FOR      WITHHELD
1. Election of        [ ]        [ ]
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):


- -----------------------------------------------------------

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


- -----------------------------------------------------------

THE UNION PACIFIC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                FOR    AGAINST    ABSTAIN
2. Ratify appointment of        [ ]      [ ]        [ ]
   Deloitte & Touche as
   independent auditors.




                                                               DATE
- --------------------------------------------------------------      ------------
Signature of Member                                                         1994

                          UNION PACIFIC CORPORATION
                           VOTING INSTRUCTIONS FOR
                         ANNUAL MEETING MAY 11, 1994
                            SALT LAKE CITY, UTAH

   To Vanguard Fiduciary Trust Company:

   The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of stock of UNION PACIFIC CORPORATION which were allocated to my Union Pacific Resources Company Employees Thrift Plan PAYSOP account as of March 3, 1994 at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side of this card and described in the proxy statement for the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Roth and R. D. Simmons

   This card when properly executed will be voted in the manner directed herein. If no direction is made, this card will be voted FOR all of the Board of Directors' nominees and FOR proposal 2. If you do not return this card, your shares will not be voted by the Trustee.

                                                                          (OVER)

[X] PLEASE MARK YOUR                                                   3030
    VOTE AS IN THIS
    EXAMPLE.

If no direction is made or if you vote "FOR" the election of the nominees as directors, your votes will be allocated equally among the nominees, unless otherwise specified.
                      FOR      WITHHELD
1. Election of        [ ]        [ ]
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):


- -----------------------------------------------------------

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


- -----------------------------------------------------------

THE UNION PACIFIC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                FOR    AGAINST    ABSTAIN
2. Ratify appointment of        [ ]      [ ]        [ ]
   Deloitte & Touche as
   independent auditors.




                                                               DATE
- --------------------------------------------------------------      ------------
Signature of Member                                                         1994

                          UNION PACIFIC CORPORATION
                           VOTING INSTRUCTIONS FOR
                         ANNUAL MEETING MAY 11, 1994
                            SALT LAKE CITY, UTAH

   To Vanguard Fiduciary Trust Company:

   The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of stock of UNION PACIFIC CORPORATION which were allocated to my Union Pacific Agreement Employee 401(k) Retirement Thrift Plan account as of March 3, 1994 at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side of this card and described in the proxy statement for the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Roth and R. D. Simmons

   This card when properly executed will be voted in the manner directed herein. If no direction is made, this card will be voted FOR all of the Board of Directors' nominees and FOR proposal 2. If you do not return this card, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received.

                                                                          (OVER)

[X] PLEASE MARK YOUR                                                   6323
    VOTE AS IN THIS
    EXAMPLE.

If no direction is made or if you vote "FOR" the election of the nominees as directors, your votes will be allocated equally among the nominees, unless otherwise specified.
                      FOR      WITHHELD
1. Election of        [ ]        [ ]
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):


- -----------------------------------------------------------

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


- -----------------------------------------------------------

THE UNION PACIFIC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                FOR    AGAINST    ABSTAIN
2. Ratify appointment of        [ ]      [ ]        [ ]
   Deloitte & Touche as
   independent auditors.




                                                               DATE
- --------------------------------------------------------------      ------------
Signature of Member                                                         1994

                          UNION PACIFIC CORPORATION
                           VOTING INSTRUCTIONS FOR
                         ANNUAL MEETING MAY 11, 1994
                            SALT LAKE CITY, UTAH

   To Vanguard Fiduciary Trust Company:

   The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of stock of UNION PACIFIC CORPORATION which were allocated to my Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan account as of March 3, 1994 at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side of this card and described in the proxy statement for the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Roth and R. D. Simmons

   This card when properly executed will be voted in the manner directed herein. If no direction is made, this card will be voted FOR all of the Board of Directors' nominees and FOR proposal 2. If you do not return this card, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received.

                                                                          (OVER)

[X] PLEASE MARK YOUR                                                   1965
    VOTE AS IN THIS
    EXAMPLE.

If no direction is made or if you vote "FOR" the election of the nominees as directors, your votes will be allocated equally among the nominees, unless otherwise specified.
                      FOR      WITHHELD
1. Election of        [ ]        [ ]
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):


- -----------------------------------------------------------

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


- -----------------------------------------------------------

THE UNION PACIFIC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                FOR    AGAINST    ABSTAIN
2. Ratify appointment of        [ ]      [ ]        [ ]
   Deloitte & Touche as
   independent auditors.




                                                               DATE
- --------------------------------------------------------------      ------------
Signature of Member                                                         1994

                          UNION PACIFIC CORPORATION
                           VOTING INSTRUCTIONS FOR
                         ANNUAL MEETING MAY 11, 1994
                            SALT LAKE CITY, UTAH

   To Vanguard Fiduciary Trust Company:

   The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of stock of UNION PACIFIC CORPORATION which were allocated to my USPCI, Inc., Savings Plan account as of March 3, 1994 at the annual meeting of stockholders to be held on May 11, 1994 or any adjournment thereof as indicated upon all matters referred to on the reverse side of this card and described in the proxy statement for the meeting.

           Election of Directors

           NOMINEES: S. F. Eccles, W. H. Gray, III, J. R. Hope, J. R. Meyer,
           R. W. Roth and R. D. Simmons

   This card when properly executed will be voted in the manner directed herein. If no direction is made, this card will be voted FOR all of the Board of Directors' nominees and FOR proposal 2. If you do not return this card, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received.

                                                                          (OVER)

[X] PLEASE MARK YOUR                                                   1964
    VOTE AS IN THIS
    EXAMPLE.

If no direction is made or if you vote "FOR" the election of the nominees as directors, your votes will be allocated equally among the nominees, unless otherwise specified.
                      FOR      WITHHELD
1. Election of        [ ]        [ ]
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):


- -----------------------------------------------------------

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each


- -----------------------------------------------------------

THE UNION PACIFIC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                FOR    AGAINST    ABSTAIN
2. Ratify appointment of        [ ]      [ ]        [ ]
   Deloitte & Touche as
   independent auditors.




                                                               DATE
- --------------------------------------------------------------      ------------
Signature of Member                                                         1994

                      VANGUARD FIDUCIARY TRUST COMPANY


                                                                March 22, 1994



TO: MEMBERS OF THE UNION PACIFIC CORPORATION THRIFT PLAN, UNION PACIFIC RESOURCES COMPANY EMPLOYEES' THRIFT PLAN, UNION PACIFIC AGREEMENT EMPLOYEE 401(k) RETIREMENT THRIFT PLAN, UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT EMPLOYEE 401(k) RETIREMENT THRIFT PLAN OR USPCI, INC. SAVINGS PLAN:

     Enclosed are (1) Notice of Annual Meeting of Stockholders of Union Pacific Corporation to be held May 11, 1994 and Proxy Statement, and (2) Voting Instruction Card.

     As a member of one of the above Plans, you are entitled to instruct us, as Trustee, to vote the number of shares of Union Pacific Corporation common stock credited to your account, whether or not you are vested with respect to such shares.

     The Instruction Card we have enclosed is for your use in giving us confidential voting instructions on matters to come before the Annual Meeting,
- --------------------------------
as described in the enclosed Notice. Please mark your instructions and date, sign and return this Card in the enclosed postage-paid envelope as promptly as
                                                                --------------
possible.
- --------

     If you participate in the Union Pacific Corporation Thrift Plan or the Union Pacific Resources Company Employees' Thrift Plan and have PAYSOP shares allocated to your account, you will receive two Cards: one for your Thrift Plan shares and one for your PAYSOP shares. Both cards should be returned in the enclosed envelope.


                                             Vanguard Fiduciary Trust Company

Citibank, N.A.  11 Wall Street
                New York, NY
                10043


March 22, 1994


TO:  MEMBERS OF THE UNION PACIFIC CORPORATION
     EMPLOYEE STOCK OWNERSHIP PLAN



     Enclosed are (1) Notice of Annual Meeting of Stockholders of Union Pacific Corporation to be held May 11, 1994 and Proxy Statement, and (2) Voting Instructions Card.

     As a member of the Union Pacific Corporation Employee Stock Ownership Plan, you are entitled to instruct us, as Trustee, to vote the number of shares of Union Pacific Corporation common stock credited to your account, whether or not you are vested with respect thereto.

     The Instructions Card we have enclosed is for your use in giving us confidential voting instructions on matters to come before the Annual Meeting,
- --------------------------------
as described in the enclosed Notice. Please mark your vote, date, sign and return this card to Citibank, N.A., in the enclosed postage-paid envelope as promptly as possible.
- -----------------------



                                            UNION PACIFIC CORPORATION
                                         EMPLOYEE STOCK OWNERSHIP PLAN
                                             CITIBANK, N.A. TRUSTEE


                                         /s/ John P. Grosch
                                         --------------------------------------
                                            JOHN P. GROSCH, VICE PRESIDENT

                        MISSOURI PACIFIC CORPORATION
                                MARTIN TOWER
                          EIGHTH AND EATON AVENUES
                             BETHLEHEM, PA 18018


                                                                March 22, 1994

To:  PARTICIPANTS IN THE MISSOURI PACIFIC CORPORATION
     EMPLOYEE STOCK OWNERSHIP PLAN (TRASOP)

     Enclosed are the following:
       (1) Notice of Annual Meeting of Stockholders of Union Pacific Corporation to be held May 11, 1994, and Proxy Statement; and
       (2) Voting Instructions Card.

This material is sent to you as a participant in the Missouri Pacific Corporation Employee Stock Ownership Plan.

     You are entitled to vote the number of shares of Union Pacific Common Stock credited to your account. The Instructions Card is enclosed for your use in giving your confidential voting instructions on matters to come before the annual meeting, as described in the enclosed Notice. Please mark your instructions, date, sign and return this Card to First Chicago Trust Company of New York, as Agent for Boatmen's National Bank, in the enclosed envelope as promptly as possible.




                                   /s/ Ursula F. Fairbairn
                                   -------------------------------
                                   URSULA F. FAIRBAIRN
                                   Plan Administrator